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


                                         EXHIBIT 11

                                   CASTLE BANCGROUP, INC.
                             COMPUTATION OF PER SHARE EARNINGS

     The components of basic and diluted EPS for the nine month periods ended September 30,
1999  and  1998  were  as  follows:  (Dollars  in  thousands,  except  share  data)


                                                                        1999        1998
-------------------------------------------------------------------------------------------
Basic EPS:
  Net Income                                                              2,364      3,875
  Less:  preferred stock dividends:                                           0        (18)
                                                                      ---------  ----------
    Income available to common stockholders                               2,364      3,857
                                                                      =========  ==========

  Average common shares                                               4,355,935  4,322,628
                                                                      =========  ==========

  Basic EPS                                                                 .54        .89
                                                                      =========  ==========

Diluted EPS:
  Income available to common stockholders                                 2,364      3,857
  Assumed conversion of preferred stock                                       0         18
                                                                      ---------  ----------

    Income available to common stockholders after assumed conversion      2,364      3,875
                                                                      =========  ==========

  Average common shares                                               4,355,935  4,322,628
  Assumed conversion of preferred stock                                     N/A     22,784
  Assumed exercise of stock options                                      59,070     34,984
                                                                      ---------  ----------

    Average common shares after assumed conversions                   4,415,005  4,380,396
                                                                      =========  ==========

  Diluted EPS                                                               .54        .88
                                                                      =========  ==========
===========================================================================================
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